Exhibit 23-a            Consent of Arthur Andersen, LLP, Independent Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration No. 333-43768) of our report dated January 27, 2000 included in KeySpan Corporation's Form 10-K for the year ended December 31, 1999. We also hereby consent to the incorporation by reference in the registration statement of our report dated January 21, 2000, appearing in the Annual Report on Form 10-K of Eastern Enterprises for the year ended December 31, 1999.





/s/ARTHUR ANDERSEN LLP



New York, New York
October 13, 2000






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Exhibit 23-b            Consent of Ernst & Young LLP


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement, as amended, (Form S-3 Registration No. 333-43768) and the related Prospectus of KeySpan Corporation for the registration of $1,650,000,000 of debt securities and to the incorporation by reference therein of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K), as amended, of KeySpan Corporation (formerly known as MarketSpan Corporation) for the transition period from April 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.


/s/ERNST & YOUNG LLP



Melville, New York
October 13, 2000